Exhibit 99.1

CONSUMER CAPITAL GROUP INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018 AND 2017

(as restated)

Report of Independent Registered Public Accounting Firms

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Consumer Capital Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Consumer Capital Group, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previously Issued Financial Statements

As discussed in Note 3 to the consolidated financial statements, the Company has restated its consolidated statements of comprehensive loss of 2018 to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co. (as successor to Centurion ZD CPA Ltd.)

Hong Kong
Revised on October 7, 2019
We have served as the Company’s auditor since 2016

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. $)

	December 31,	December 31,
	2018	2017

ASSETS

Current assets:
Cash and cash equivalents	$501,350	$725,774
Prepaid expenses (Note 5)	508,499	58,225
Other receivables (Note 7)	35,544	31,136
Loans receivable – related parties, net (Note 6)	331,039	-
Short-term investment (Note 9)	-	461,115

Total current assets	$1,376,432	$1,276,250

Non-current assets:
Property and equipment, net (Note 8)	$74,080	$83,184

Total non-current assets	$74,080	$83,184

Total Assets	$1,450,512	$1,359,434

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Loans payable to third parties – current portion (Note 10)	$1,994,667	$93,759
Loans payable to related parties – current portion (Note 10)	2,869,881	1,098,991
Accrued interest payable	2,099,427	531,812
Taxes payables	-	442
Other payables	86,204	260
Payable to shareholder (Note 11)	117,767	117,767
Due to related parties (Note 15)	183,955	90,727
Deferred tax liabilities (Note 14)	79,232	83,507

Total current liabilities	$7,431,133	$2,017,265

Non-current liabilities:
Loans payable to third parties – non-current portion (Note 10)	$203,538	$1,506,309
Loans payable to related parties – non-current portion (Note 10)	1,017,688	1,400,253

Total non-current liabilities	$1,221,226	$2,906,562

Total liabilities	$8,652,359	$4,923,827

Stockholders’ (deficit) equity:
Common stock - $0.0001 par value, 100,000,000 shares authorized, 27,208,849 and 32,178,849 shares issued and outstanding as of December 31, 2018 and 2017, respectively	$2,721	$3,221
Additional paid-in capital	8,021,677	8,021,677
Accumulated deficit	(12,247,478)	(10,264,149)
Accumulated other comprehensive losses	(138,453)	(64,466)

Stockholders’ deficit before non-controlling interests	$(4,361,533)	$(2,303,717)

Non-controlling interests	(2,840,314)	(1,260,676)

Total stockholders’ deficit	$(7,201,847)	$(3,564,393)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,450,512	$1,359,434

See accompanying notes to the consolidated financial statement

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

	For the Years Ended December 31,
	2018	2017
Revenue
Interest income on loans-third parties	$199,905	$-
Interest income on loans-related parties	693,307	48,388
Service fee income on loans-third parties	99,952	-
Service fee income on loans-related parties	346,654	-
Commission income-third parties	287,390	-
Commission income-related parties	276,039	-
Total Revenue	$1,903,247	$48,388

Cost of revenue
Service fee on loans	$(297,737)	$-

Gross profit	$1,605,510	$48,388

Operating expenses:
General and administrative	$(1,539,082)	$(1,939,290)
Total operating expenses	$(1,539,082)	$(1,939,290)

Income (loss) from operations	$66,428	$(1,890,902)

Other income (expenses):
Interest income	$26,008	$6,312
Interest expenses to third parties	(1,158,375)	(716,328)
Interest expenses to related parties	(2,482,626)	(1,100,486)
Other expenses	(219)	-
Loss on disposal of subsidiary	(10,700)	-
Provision for loan losses	(3,483)	-
Total other expenses	$(3,629,395)	$(1,810,502)

Loss before provision for income taxes	$(3,562,967)	$(3,701,404)
Provision for income taxes	-	-
Net loss from continuing operations	$(3,562,967)	$(3,701,404)
Less: Net loss attributable to the non-controlling interest	(1,579,638)	(1,039,536)
Net loss attributable to the Company’s shareholders - continuing operations	$(1,983,329)	$(2,661,868)

Discontinued operations
Loss from discontinued operations before income taxes (Note 12)	$-	$(2,578,110)
Provision for income taxes	-	(348,313)
Net loss from discontinued operations	$-	$(2,926,423)

Net losses	$(3,562,967)	$(6,627,827)
Net loss attributable to the Company’s shareholders	$(1,983,329)	$(5,588,291)

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

	For the Years Ended December 31,
	2018	2017
	(Restated)
Comprehensive loss:
Net losses	$(3,562,967)	$(6,627,827)
Foreign currency translation adjustment	(73,987)	(246,478)
Comprehensive loss	$(3,636,954)	$(6,874,305)
Less: comprehensive loss attributable to non-controlling interest	(1,579,638)	(1,077,605)
Comprehensive loss attributable to the Company’s shareholders	$(2,057,316)	$(5,796,700)

Weighted average number of common shares outstanding basic and diluted	28,606,109	31,941,890

Loss per share – Basic and Diluted

CONTINUING OPERATIONS
-Basic	$(0.07)	$(0.08)
-Diluted	(0.07)	(0.08)

DISCONTINUED OPERATIONS
-Basic	$(0.00)	$(0.09)
-Diluted	(0.00)	(0.09)

NET LOSS PER SHARE ATTRIBUTABLE TO THE COMPANY
-Basic	$(0.07)	$(0.17)
-Diluted	(0.07)	(0.17)

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

					Accumulated
			Additional	Accumulated	other		Non-
	Common stock		paid-in	(deficit) /	comprehensive	Stockholders’	controlling
	Shares	Amount	capital	earnings	income	equity / (deficit)	interest	Total
Balance at December 31, 2016	32,178,849	$3,218	7,990,637	$(4,675,858)	$143,943	$3,461,940	$(183,071)	$3,278,869
New Issues	30,000	3	31,040	-	-	31,043	-	31,043
Net Losses	-	-	-	(5,588,291)	-	(5,588,291)	(1,039,536)	(6,627,827)
Foreign currency Translation adjustment	-	-	-	-	(208,409)	(208,409)	(38,069)	(246,478)
Balance at December 31, 2017	32,208,849	$3,221	$8,021,677	$(10,264,149)	$(64,466)	$(2,303,717)	$(1,260,676)	$(3,564,393)
New Issues/(Retires)	(5,000,000)	(500)	-	-	-	(500)	-	(500)
Net Losses	-	-	-	(1,983,329)	-	(1,983,329)	(1,579,638)	(3,562,967)
Foreign currency Translation adjustments	-	-	-	-	(73,987)	(73,987)	-	(73,987)
Balance at December 31, 2018	27,208,849	$2,721	$8,021,677	$(12,247,478)	$(138,453)	$(4,361,533)	$(2,840,314)	$(7,201,847)

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

	For the Years Ended December 31,
	2018	2017

Cash flows from operating activities:
Net losses	$(3,562,967)	$(6,627,827)
Less: Net loss from discontinued operations	-	(2,926,423)
Net losses from continuing operations	$(3,562,967)	$(3,701,404)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	$23,183	$17,828
Loss on disposal of subsidiary	10,700	-
Provision for loan losses	3,483	-

Changes in operating assets and liabilities:
Increase in prepaid expenses	(472,125)	(57,025)
Decrease in interest receivables	-	20,658
(Increase) Decrease in other receivables	(6,213)	570,144
Increase in accrued liabilities	87,959	-
Decrease in taxes payable	(572)	(57)
Increase in interest payables	1,662,940	531,812
(Decrease) Increase in due from related parties	100,037	(825,858)
Decrease in other payables	-	(155,742)
Net cash used in operating activities from continuing operations	$(2,153,575)	$(3,599,644)
Net cash provided by operating activities from discontinued operation	-	940,422
Cash flows used in operating activities	$(2,153,575)	$(2,659,222)

Cash flows from investing activities:
Originated loans disbursement	$(14,886,871)	$-
Settlement of loans receivable	14,538,552	729,708
Redemption of short-term investment	454,330	258,740
Equipment purchased	(16,303)	(53,797)
Net cash provided by investing activities from continuing operation	$89,708	$934,651
Net cash provided by investing activities from discontinued operation	-	-
Cash flow provided by investing activities	$89,708	$934,651

Cash flows from financing activities:
Proceeds from issuance of shares	$-	$31,040
Redemption of shares	(500)	-
Proceeds from loan payable - third parties	3,542,258	1,600,069
Proceeds from loan payable - related parties	12,372,914	2,715,967
Repayment of loan payable - third parties	(2,825,931)	(1,626,199)
Repayment of loan payable - related parties	(10,788,817)	(1,080,546)
Net cash provided by financing activities from continuing operations	$2,299,924	$1,640,331
Net cash provided by financing activities from discontinued operations	-	-
Cash flows provide by financing activities	$2,299,924	$1,640,331

Effect of exchange rate changes on cash	$(460,481)	$68,693

Net change in cash and cash equivalents	$(224,424)	$(15,547)

Cash and cash equivalents, beginning balance	$725,774	$741,321
Cash and cash equivalents, ending balance	$501,350	$725,774
Less: Cash and cash equivalents from discontinued operations	-	-
Cash and cash equivalents from continuing operations	$501,350	$725,774

Supplemental disclosure of cash flow information
Cash paid for interest	$1,661,635	$1,482,414
Cash paid for income taxes	$-	$-

See accompanying notes to the consolidated financial statements.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

1.	ORGANIZATION

Consumer Capital Group, Inc. (“CCG” or the “Company”) was incorporated in Delaware on April 25, 2008. The accompanying consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries, and an affiliated PRC entity (“Affiliated PRC Entity”) that is controlled through contractual arrangements. On February 5, 2010, in connection with the execution of a Stock Right Transfer Agreement, America Pine Group Inc. transferred both 100% of the stock rights of its wholly owned subsidiary Arki (Beijing) E-commerce Technology Co., Ltd. and 100% of its stock rights of America Pine (Beijing) Bio-Tech to Consumer Capital Group, Inc., a California corporation and wholly owned subsidiary of the Company (“CCG California”).

On February 4, 2011, pursuant to a Plan and Agreement of Merger by and among Mondas Minerals Corp., its wholly owned subsidiary, CCG Acquisition Corp., a Delaware corporation (“CCG Delaware”), CCG California, and Scott D. Bengfort, Mondas Minerals Corp. merged its wholly-owned subsidiary CCG Delaware into CCG California, with CCG California surviving and CCG Delaware ceasing to exist. On February 7, 2011, the Company formed a new wholly-owned subsidiary by the name of “Consumer Capital Group Inc.” (“CCG Name Sub”) in Delaware solely for purposes of changing its corporate name to “Consumer Capital Group Inc.” in conjunction with the closing of the Merger. On February 17, 2011, the Company changed its name to Consumer Capital Group Inc. pursuant to a Certificate of Ownership filed with the Secretary of State of Delaware by merging CCG Name Sub into the Company with the Company surviving and the CCG Name Sub ceasing to exist. Unless the context specifies otherwise, references to the “Company” refers to CCG California prior to the Merger and the Company, its subsidiaries and Affiliated PRC Entity combined after the Merger.

Consumer Capital Group Inc. is authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. On February 4, 2011, Consumer Capital Group Inc. effected a reverse stock split (the “Stock Split”), as a result of which each 21.96 shares of Consumer Capital Group’s common stock then issued and outstanding was converted into one share of Mondas Minerals’ common stock.

Immediately prior to the merger, Consumer Capital Group, Inc. had 390,444,109 shares of its common stock issued and outstanding. In connection with the merger, Mondas Minerals issued 17,777,778 shares of its common stock in exchange for the issued and outstanding shares of common stock of CCG California. Immediately prior to the closing of the merger, there were 2,500,000 issued and outstanding shares of the Company’s common stock, 60% of which were held by the then principal stockholder, CEO, and sole director of the Company, Mr. Bengfort. As a part of the merger, CCG paid $335,000 in cash to Mr. Bengfort in exchange for his agreement to enter into various transaction agreements relating to the merger, as well as the cancellation of 1,388,889 shares of the Company’s common stock directly held by him, constituting 92.6% of his pre-merger holdings of Company common stock.

Effectively on June 26, 2018, one of the Company’s subsidiary, America Arki Fuxin Network Management Co. Ltd. (“America Arki”), ceased operation and cancelled its registration record in local industrial and commercial bureau. The disposal of America Arki did not represent a strategic shift that has a major effect on the Company’s operations and financial results, America Arki is not accounted for discontinued operation in the consolidated financial statements.

On August 21, 2018, the Company incorporated Arki (Tianjin) E-Commerce Ltd. (“Arki Tianjin E-Commerce”), a wholly-owned subsidiary of Arki Network and a limited liability company formed under the laws of the PRC. The Company developed the e-commerce business for art and antique through Arki Network and Arki Tianjin E-Commerce.

SHANGHAI ZHONGHUI FINANCIAL INFORMATION SERVICES CORP.

Established on May 26, 2014, under PRC laws, Shanghai Zhonghui Financial Information Services Corp. (“Shanghai Zhonghui”) offers financing and investment opportunities for small to medium sized business and investors, including outsource of financial information technologies, investment management, investment consulting, as well as other related asset management services in China.

On December 23, 2014, the Company and Shanghai Zhonghui entered into a Share Exchange Agreement (the “Agreement”), pursuant to which the Company agreed to acquire 51% of the capital stock of Shanghai Zhonghui (the “Acquisition”). Pursuant to the terms of the Agreement, the Company agreed to issue 5,000,000 shares of the Company’s common stock, to certain individuals affiliated with Shanghai Zhonghui (the “Affiliates”), valued at $1.00 per share for a total of $5,000,000 or approximately 31,000,000 RMB, to exchange 51% of the capital stock of Shanghai Zhonghui.

On December 28, 2016, the Company and Yanbian Yaotian Gas Group Co., Ltd, (the “Purchaser”) a company incorporated under the laws of the People’s Republic of China, entered into a definitive agreement to sell all of its interests in Shanghai Zhonghui.. In connection with the sale, Zhonghui Affiliates agreed to cancel 5,000,000 shares of our common stock obtained from the transaction. The Company has since ceased our peer-to-peer lending business.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

1.	ORGANIZATION (continued)

YIN HANG FINANCIAL INFORMATION SERVICE (SHANGHAI) CO., LIMITED

Yin Hang Financial Information Service (Shanghai) Co., Limited (“Yin Hang”) was incorporated on November 22, 2013 under the laws of the People’s Republic of China (“PRC” or “China”). The Company collects service fees calculated based on the complexity, required time, contents and commercial value of the credit risk assessment services provided to lenders and borrowers on a third party peer to peer (“P2P”) online lending platform. On December 1, 2016, the Company through its variable interest entity, America Arki Network Service Beijing Co., Ltd entered into a Share Exchange Agreement with Yin Hang, pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock. The shares are locked up for one year upon issuance and Yin Hang’s investor may sell up to 2% of the shares after such lock-up period. Further to a supplementary agreement dated March 28, 2017, as a payment for assisting in the acquisition, the Company also agreed to issue 320,000 shares of Common Stock to a third party.

On August 31, 2017, Arki Network and Yin Hang entered into a Supplementary Agreement and mutually agreed to terminate the Share Exchange Agreement, effective immediately, because companies in the financial information industry are not permitted to be controlled by foreign companies outside of China. As a result of the termination, Yin Hang is no longer be consolidated in the Company’s financial statements as of September 1, 2017 and its operations are reflected in discontinued operations.

Details of the Company’s wholly owned subsidiaries and its Affiliated PRC Entity as of December 31, 2018 are as follows:

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company		Principal Activities
Consumer Capital Group Inc. (“CCG “)	October 14, 2009	California USA	100%		U.S. holding company and headquarters of the consolidated entities. Commencing in July 2011, CCG performs the U.S. e-commerce operations.

Arki (Beijing) E-Commerce Technology Corp. (“Arki E-Commerce”)	March 6, 2008	PRC	100%		Maintains the various computer systems, software and data. Owns the intellectual property rights of the “consumer market network”.

America Pine (Beijing) Bio-Tech, Inc. (“America Pine”)	March 21, 2007	PRC	100	%(1)	Assists in payment collection for e-commerce business.

America Arki Network Service Beijing Co. Ltd. (“Arki Network” and Affiliated PRC Entity”)	November 26, 2010	PRC	0	%(2)	Entity under common control through relationships between Fei Gao and the Company. Holds the business license and permits necessary to conduct e-commerce operations in the PRC

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

1.	ORGANIZATION (continued)

Company	Date of Establishment	Place of Establishment	Percentage of Ownership by the Company		Principal Activities
America Arki (Tianjin) Capital Management Partnership (“Arki Capital”)	October 22, 2015	PRC	51	%(3)	Offer asset management, management consulting, internet information services as well as advertising design, production, agent, publishing.

Arki (Tianjin) E-Commerce, Ltd. (“Arki Tianjin E-Commerce”)	August 21, 2018	PRC	100%		Collects service fees of the sales amount for all the revenues realized on the platform for trading of antiques.

(1)	Wholly foreign owned entities (WFOE)
(2)	VIE
(3)	Arki Network owned entities

In order to comply with PRC laws and regulations which prohibit foreign control of companies involved in internet content, the Company operates its website using the licenses and permits held by Arki Network, a 100% PRC owned entity. The equity interests of Arki Network are legally held directly by Mr. Jianmin Gao and Mr. Fei Gao, shareholders and directors of the Company. The effective control of Arki Network is held by Arki E-Commerce and America Arki (ceased operation on June 26, 2018) through a series of contractual arrangements (the “Contractual Agreements”). As a result of the Contractual Agreements and cessation of operation of America Arki, Arki E-Commerce maintain the ability to control Arki Network, and are entitled to substantially all of its economic benefits and are obligated to absorb all of its losses. Therefore, the Company consolidates Arki Network as a variable interest entity (“VIE”) in accordance with SEC Regulation SX-3A-02 and the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation in accounting for a variable interest entity (“VIE”).”

The following is a summary of the Contractual Agreements of the Company’s VIE structure:

The shareholders of Arki Network, namely Mr. Jianmin Gao and Mr. Fei Gao, entered into a loan agreement with America Arki on February 3, 2011. Under this loan agreement, America Arki granted an interest-free loan of RMB 1.0 million to Mr. Jianmin Gao and Mr. Fei Gao, collectively, for their capital contributions to Arki Network, as required by the PRC. The term of the loan is for ten years from the date of execution until the date when America Arki requests repayment. America Arki may request repayment of the loan with 30 days’ advance notice. The loan is not repayable at the discretion of the shareholders and is eliminated upon consolidation. As America Arki ceased operation subsequently, the recourse right of the RMB 1.0 million has been transferred to substituted controller, Arki E-Commerce.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

1.	ORGANIZATION (continued)

The shareholders of Arki Network entered into an option agreement with America Arki on February 3, 2011, under which the shareholders of Arki Network jointly and severally granted to America Arki an option to purchase their equity interests in Arki Network. The purchase price will be set off against the loan repayment under the loan agreement. America Arki may exercise such option at any time until it has acquired all equity interests of Arki Network or freely transferred the option to any third party and such third party assumes the rights and obligations of the option agreement. As America Arki ceased operation subsequently, the option rights are held by Arki E-Commerce.

America Arki and Arki Network entered into an exclusive business cooperation agreement deemed effective on November 26, 2010, under which Arki Network engaged America Arki as its exclusive provider of technical support, consulting services, maintenance and other commercial services. Arki Network shall pay to America Arki service fees determined based on the net income of Arki Network and which are eliminated in consolidation. America Arki shall exclusively own any intellectual property arising from the performance of this agreement. This agreement has a term of ten years from the effective date and can only be terminated mutually by the parties in a written agreement. During the term of the agreement, Arki Network may not enter into any agreement with third parties for the provision of identical or similar service without the prior consent of America Arki. As America Arki ceased operation subsequently, the rights are held by Arki E-Commerce.

The shareholders of Arki Network entered into a share pledge agreement with America Arki on February 3, 2011 under which the shareholders pledged all of their equity interests in Arki Network to America Arki as collateral for all of the payments due to America Arki and to secure their obligations under the above agreements. The shareholders of Arki Network may not transfer or assign the shares or the rights and obligations in the share pledge agreement or create or permit any pledges which may have an adverse effect on the rights or benefits of America Arki without America Arki’s preapproval. America Arki is entitled to transfer or assign in full or in part the shares pledged. In the event of default, America Arki, will be entitled to request immediate repayment of the loan or to dispose of the pledged equity interests through transfer or assignment. As America Arki ceased operation subsequently, the rights are held by Arki E-Commerce.

The shareholders of Arki Network entered into a power of attorney agreement with America Arki effective on November 26, 2010 under which the shareholders irrevocably appointed Arki E-Commerce and America Arki to vote on their behalf on all matters they are entitled to vote on, including matters relating to the transfer of any or all of their respective equity interests in the entity and the appointment of the chief executive officer and other senior management members. As America Arki ceased operation subsequently, the rights are held by Arki E-Commerce.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include those of the Company and its wholly-owned subsidiaries based in the PRC, which include America Pine, Arki E-Commerce, America Arki, 51% majority ownership in Arki Tianjin, and the discontinued operations of Shanghai Zhonghui and Yin Hang. As a result of contractual arrangements, the Company consolidates Arki Network in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification (“ASC”) 810, Consolidation. All significant intercompany accounts and transactions have been eliminated in consolidation.

The audited consolidated financial statements of the Company as of December 31, 2018, and 2017 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) which apply to financial statements. Accordingly, they do not include all of the information and footnotes normally required by accounting principles generally accepted in the United States of America for annual financial statements. The consolidated financial information should be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s Form 10-K filed with the SEC. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The results of operations for the years ended December 31, 2018 are not necessarily indicative of the results to be expected for future years.

All consolidated financial statements and notes to the consolidated financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Variable interest entity

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Variable interest entity (continued)

Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights. Arki Network Service’s actual stockholders do not hold any kick-out rights that affect the consolidation determination.

Through the VIE agreements disclosed in Note 1, the Company is deemed the primary beneficiary of Arki Network. Accordingly, the results of Arki Network have been included in the accompanying consolidated financial statements. Arki Network has no assets that are collateral for or restricted solely to settle their obligations. The creditors of Arki Network do not have recourse to the Company’s general credit.

The following financial statement amounts and balances of Arki Network have been included in the accompanying consolidated financial statements:

	As of December 31,
	2018	2017
Cash and cash equivalent	$486,178	$686,368
Loan receivable, net	331,039	-
Prepaid expenses	478,222	57,025
Due from intercompany	7,181,347	1,386,108
Due from related party	1,584,983	96,968
Other receivables	17,065	11,890
Total current assets	$10,078,834	$2,238,359

Property and equipment, net	$35,529	$50,453
Long-term investment	$300,679	$317,888
Total non-current assets	$336,208	$368,341

Total assets	$10,415,042	$2,606,700

Loan payable - current portion	$4,864,548	$1,192,750
Interest payable	2,099,427	531,812
Accrued liabilities	48,244	203
Due to intercompany	7,079,406	1,729,803
Due to related party	1,722,601	250,810
Deferred tax liability	113,734	120,243
Total current liabilities	$15,927,960	$3,825,621

Loan payable - non-current portion	$1,221,226	$2,906,562
Total non-current liabilities	$1,221,226	$2,906,562

Total liabilities	$17,149,186	$6,732,183

	For the Years Ended December 31,
	2018	2017

Net revenue	$1,605,511	$-

Net loss from continuing operation	(2,950,029)	(2,468,442)
Less: Net loss attributable to the non-controlling interest	(1,579,638)	(1,039,536)
Net loss attributable to the company – continuing operations	$(1,370,391)	$(1,428,906)

Net loss from discontinued operations	$-	$(2,926,423)
Less: Net loss attributable to the non-controlling interest	-	-
Net loss attributable to the company – discontinued operations	$-	$(2,926,423)

Net loss for the year	$(2,950,029)	$(5,394,865)
Net loss attributable to company’s shareholders	$(1,370,391)	$(4,355,329)

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Variable interest entity (continued)

	For the Years Ended December 31,
	2018	2017

Cash flow (used in) provided by operating activities	$(3,669,205)	$373,260
-Net cash used in operating activities from continuing operations	(3,669,205)	(567,162)
-Net cash provided by operating activities from discontinued operations	-	940,422

Cash flow (used in) provided by investing activities	$(348,319)	$675,911
-Net cash (used in) provided by investing activities from continuing operations	(348,319)	675,911

Net cash provided by financing activities	$3,847,699	$276,669
-Net cash provided by financing activities from continuing operations	3,847,699	276,669

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translations

Almost all of the Company assets are located in the PRC. The functional currency for the Company’s operations is the Renminbi (“RMB”). The Company uses the United States Dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes. The financial statements of the Company have been translated into US Dollars in accordance with FASB ASC Section 830, “Foreign Currency Matters.”

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statements of operations and comprehensive income (loss) and cash flows have been translated using the average exchange rate for the periods presented. Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income (loss).

The exchange rates used to translate amounts in RMB into US Dollars for the purposes of preparing the financial statements are as follows:

	December 31, 2018	December 31, 2017
Balance sheet items, except for stockholders’ equity, as of years ended	0.1454	0.1537

	For the Years Ended
	December 31, 2018	December 31, 2017
Amounts included in the statements of operations and comprehensive income (loss) and cash flows for the years presented	0.1514	0.1483

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translations (continued)

Foreign currency translation adjustments of $(73,987) and $(246,478) for the years ended December 31, 2018 and 2017, respectively, have been reported as other comprehensive (loss) income. Other comprehensive (loss) income of the Company consists entirely of foreign currency translation adjustments.

Although PRC government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US Dollars at that rate or any other rate.

The value of the RMB against the US Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US Dollar reporting.

Revenue recognition

ASC 606, Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. Effective January 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers – Topic 606 and all subsequent ASCs that modified ASC 606.  The Company has elected to apply the standard utilizing the modified retrospective approach with a cumulative effect of adoption for the impact from uncompleted contracts as the date of adoption.  The implementation of the new standard had no material impact to the measurement or recognition of revenue of prior periods.

The Company’s revenue is comprised of:

1)	Interest and fee income - Management determined that the primary sources of revenue emanating from interest and fee income on loans receivable are not within the scope of ASC 606. As a result, no changes were made during the period related to these sources of revenue.

2)	Noninterest income – The primary sources of noninterest income are within the scope of ASC 606, which are presented in the income statements as commission income.

Interest and Fee Income

Interest income on loans

Interest on loan receivables is accrued monthly in accordance with their contractual terms and recorded in accrued interest receivable. The Company does not charge a prepayment penalty if they repay the loans in advance with or without notice.

Servicing fee income

Borrowers typically pay the Company a servicing fee on each payment received. The service fees compensate the Company for the costs it incurs in servicing the related loan, including managing funding from investors, payments to investors and maintaining borrower’ account portfolios. The Company records servicing fees paid by borrower as a component of operating revenue when received.

Yin Hang provided credit risks assessment services to the borrowers and lenders on a third party P2P online lending platform. The service fees are calculated based on complexity, required time, contents and commercial value of the coordination services between borrowers and lenders and are collected when the loan agreements are signed by all parties but before releasing the money to the borrowers.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

Noninterest Income

E-commerce Revenue Recognition

The Company evaluates whether it is appropriate to record the net amount of sales earned as commissions. The Company is not the primary obligor nor is it subject to inventory risk as the agreements with its suppliers specify that they have the responsibility to provide the product or service to the customer. Also, the amounts it earns from its vendors/suppliers is based on a fixed percentage and bound contractually. Additionally, the Company does not have any obligation to resolve disputes between the vendors and the customers that purchase the products on its website. Any disputes involving damaged, non-functional, product returns, and/or warranty defects are resolved between the customer and the vendor.

The Company has no obligation for right of return and/or warranty for any of the sales completed using its website. Since the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, it records its revenues as commissions earned on a net basis.

The Company records deferred revenue when cash is received in advance of the performance of services or delivery of goods. Deferred revenue is also recorded to account for the seven-day grace period offered to customers for potential product disputes, if any.

Commission income for art & antique trading platform

The Company started to operate the platform for art & antique trading in the 3rd quarter of 2018. On August 21, 2018, the Company incorporated Arki (Tianjin) E-Commerce Technology Corp (“Arki Tianjin E-Commerce”), a wholly-owned subsidiary of Arki Network and a limited liability company formed under the laws of the PRC. The Company plan to develop the e-commerce business for art and antique through Arki Network and Arki Tianjin E-Commerce. Sellers put their art & antique on our platform for sell. The Company get a 25% of the selling price as the commission income.

Cost of revenue

The cost of revenue represented the fees paid to agents for the introduction of customers.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Discontinued Operations

“Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” is utilized by the Company to present the operations of Shanghai Zhonghui and Yin Hang which have been disposed of. The amendments contained in this update change the criteria for reporting discontinued operations and enhance the reporting requirements for discontinued operations. Under the revised standard, a discontinued operation must represent a strategic shift that has or will have a major effect on an entity’s operations and financial results. Examples could include a disposal of a major line of business, a major geographical area, a major equity method investment, or other major parts of an entity. The revised standard also allows an entity to have certain continuing cash flows or involvement with the component after the disposal. Additionally, the standard requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The Company accounted for the sales of Shanghai Zhonghui and Yin Hang as discontinued operations pursuant to this standard. Refer to Note 12 for additional details.

Non-controlling interest

Noncontrolling interests held 49% shares of one of subsidiary is recorded as a component of our equity, separate from the Company’s equity. Purchase or sales of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the consolidated statements of operations and comprehensive income (loss).

Earnings per share

The Company calculates basic earnings per share by dividing its net income (loss) by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.

Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.

Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive or the Company has a loss.

Cash and cash equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans receivable

Loans receivable primarily represents the principle lent to the borrowers. Management regularly reviews the aging of the loans receivable and changes in payment trends and records an allowance when management believes collection of amounts due are at risk. Loans receivable considered noncollectable are written off after exhaustive efforts at collection.

Allowance for loan losses

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The Company calculates the provision amount as below:

1.	General Reserve - is based on the total loan receivable balance and to be used to cover unidentified probable loan loss. The General Reserve is required to be no less than 1% of total loans receivable.

2.	Specific Reserve - is an allowance set aside covering losses due to risks related to a particular country, region, industry, borrower or type of loan. The reserve rate can also be decided based on management’s estimate of loan collectability.

Interest receivable

Interest receivable represents the amount of interest that has been earned as of the balance sheet date, but which has not yet been received in cash. Management regularly reviews the aging of interest receivable and changes in payment trends and records an allowance when management believes collection of amounts due are at risk. Interest receivable considered uncollectible is written off after exhaustive efforts at collection.

Loans payable

Loans from individuals primarily represent the principle of lending funds received from the individuals through the Company’s internet platform. The interest rates of such loans are 10% - 100% per annum with a term lasting from 6 months to two years.

Property and equipment, net

Property and equipment is recorded at cost and consists of computer equipment, office equipment and furniture and is depreciated using the straight-line method over the estimated useful lives of the related assets (generally three years or less). Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change in market conditions that will impact the future use of the assets) indicate its net book value may not be recoverable. When these events occur, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over its estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue. Either of these could result in the future impairment of long-lived assets. As of December 31, 2018 and 2017, the Company has not experienced impairment losses on its long-lived assets for both the continuing and discontinued operations. However, there can be no assurances that demand for the Company’s products or services will continue, which could result in an impairment of long-lived assets in the future.

Short-term investments

The Company’s short-term investments are classified as available-for-sale investments. The available-for-sale investments are reported at fair values with the unrealized gains or losses recorded as accumulated other comprehensive income in equity. The changes in fair values of those derivative instruments are recognized as gain or loss in the consolidated statements of operations.

The Company reviews its available-for-sale short-term investments for other-than-temporary impairment (“OTTI”) based on the specific identification method. The Company considers available quantitative and qualitative evidence in evaluating the potential impairment of its short-term investments. The Company did not recognize any other-than-temporary impairment charges on its available-for-sale investments during the years ended December 31, 2018 and 2017.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs –	Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs –	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs –	Inputs based on valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The tables below present information at the end of 2018 and 2017, respectively, regarding the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis and indicate the level within the fair value hierarchy reflecting the valuation techniques utilized to determine such fair value.

2018:
Level 1
Available-for-sale:
Short-term investments	$-

2017:
Level 1
Available-for-sale:
Short-term investments	$461,115

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of December 31, 2018 and 2017, the Company does not have a liability for any unrecognized tax benefits. The Company’s tax filings are subject to examination by the tax authorities. The tax years of 2013 and 2014 and 2015 remain open to examination by tax authorities in the PRC.

Generally, the Company remains subject to PRC examination of its income tax returns annually. It believes that its income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. Its tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter the Company updates its estimate of the annual effective tax rate, and if the estimated tax rate changes, the Company makes a cumulative adjustment.

Going Concern

As shown in the consolidated financial statements, the Company has generated a net loss of $3,562,967 for the year ended December 31, 2018 and an accumulated deficit of $12,247,478 as of December 31, 2018. The Company also experienced insufficient cash flows from operations and will be required continuous financial support from the shareholder. The Company will need to raise capital to fund its operations until it is able to generate sufficient revenue to support the future development. Moreover, the Company may be continuously raising capital through the sale of debt and equity securities.

The Company’s ability to achieve these objectives cannot be determined at this stage. If the Company is unsuccessful in its endeavors, it may be forced to cease operations. These consolidated financial statements do not include any adjustments that might result from this uncertainty which may include adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

These factors have raised substantial doubt about the Company’s ability to continue as a going concern. There can be no assurances that the Company will be able to obtain adequate financing or achieve profitability. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

3.	RESTATEMENTS OF PRIOR FINANCIAL INFORMATIONS

The Company has restated its audited consolidated statements of comprehensive loss for the year ended December 31, 2018. The Company identified an error in audited consolidated statements of comprehensive loss. The Company erroneously presented foreign currency translation adjustments of $73,987 as gain on its audited consolidated statements of comprehensive losses for the year ended December 31, 2018, and the calculation for comprehensive loss was affected. The Company has determined that it would be appropriate to make adjustments to correct such error. The adjustments for restatement represent correction to the foreign currency translation adjustment and comprehensive loss. The restatements did not affect consolidated balance sheets, consolidated statements of operations, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows for the year ended December 31, 2018.

The restatement of consolidated statements of comprehensive loss for the year ended December 31, 2018 is as follows:

	For the Year Ended December 31, 2018
	As previously reported	Adjustments	As restated

Comprehensive Loss:
Net Loss	(3,562,967)		(3,562,967)

Foreign currency translation adjustment	73,987	(147,974)	(73,987)

Comprehensive loss	(3,488,980)	(147,974)	(3,636,954)

Less: comprehensive income (loss) attributable to non-controlling interest	(1,579,638)		(1,579,638)
Comprehensive loss attributable to the Company	(1,909,342)	(147,974)	$(2,057,316)

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

4.	RECENTLY ISSUED ACCOUNTING STANDARDS

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606). This guidance supersedes current guidance on revenue recognition in Topic 605, “Revenue Recognition.” In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. For publicly-traded business entities, Topic 606 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Company will adopt the new revenue standard beginning January 1, 2018, using the modified retrospective method. The Company anticipates that the application of the new standard in the future may result in more disclosures, but its application is not likely to have a material impact on the timing and amounts of revenue recognized in the respective reporting periods.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which reduces the diversity in practice on how certain transactions are classified in the statement of cash flows. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses. The ASU sets forth a “current expected credit loss” (“CECL”) model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. This replaces the existing probable incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. This ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgements used in determining the allowance for loan losses, as well as the credit quality and underwriting standards of an organization’s loan portfolio. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. As we will no longer be treated as an emerging growth company beginning December 31, 2021, we are required to adopt this ASU no later than 2021. Early adoption is permitted in fiscal years beginning after December 31, 2018. The Company is currently evaluating the alternative methodologies available and assessing its data and system needs to implement this ASU.

On October 2, 2017, The FASB has issued Accounting Standards Update (ASU) No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The ASU adds SEC paragraphs to the new revenue and leases sections of the Codification on the announcement the SEC Observer made at the 20 July 2017 Emerging Issues Task Force (EITF) meeting. The SEC Observer said that the SEC staff would not object if entities that are considered public business entities only because their financial statements or financial information is required to be included in another entity’s SEC filing use the effective dates for private companies when they adopt ASC 606, Revenue from Contracts with Customers, and ASC 842, Leases. This would include entities whose financial statements are included in another entity’s SEC filing because they are significant acquirees under Rule 3-05 of Regulation S-X, significant equity method investees under Rule 3-09 of Regulation S-X and equity method investees whose summarized financial information is included in a registrant’s financial statement notes under Rule 4-08(g) of Regulation S-X. The ASU also supersedes certain SEC paragraphs in the Codification related to previous SEC staff announcements and moves other paragraphs, upon adoption of ASC 606 or ASC 842. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

On November 22, 2017, the FASB ASU No. 2017-14, “Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606): Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 116 and SEC Release 33-10403.” The ASU amends various paragraphs in ASC 220, Income Statement — Reporting Comprehensive Income; ASC 605, Revenue Recognition; and ASC 606, Revenue From Contracts With Customers, that contain SEC guidance. The amendments include superseding ASC 605-10-S25-1 (SAB Topic 13) as a result of SEC Staff Accounting Bulletin No. 116 and adding ASC 606-10-S25-1 as a result of SEC Release No. 33-10403. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, “Reclassification of Certain Tax Effects From Accumulated Other Comprehensive Income.” The ASU amends ASC 220,  Income Statement — Reporting Comprehensive Income, to “allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.” In addition, under the ASU, an entity will be required to provide certain disclosures regarding stranded tax effects. The ASU is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

4.	RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In March 2018, the FASB issued ASU 2018-05 — Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”), which amends the FASB Accounting Standards Codification and XBRL Taxonomy based on the Tax Cuts and Jobs Act (the “Act”) that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 (“SAB 118”) that was released by the Securities and Exchange Commission. The Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. The Company does not believe this guidance will have a material impact on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-10, “Codification Improvements to Topic 842, Leases.” The ASU addresses 16 separate issues which include, for example, a correction to a cross reference regarding residual value guarantees, a clarification regarding rates implicit in lease contracts, and a consolidation of the requirements about lease classification reassessments. The guidance also addresses lessor reassessments of lease terms and purchase options, variable lease payments that depend on an index or a rate, investment tax credits, lease terms and purchase options, transition guidance for amounts previously recognized in business combinations, and certain transition adjustments, among others. For entities that early adopted Topic 842, the amendments are effective upon issuance of this Update, and the transition requirements are the same as those in Topic 842. For entities that have not adopted Topic 842, the effective date and transition requirements will be the same as the effective date and transition requirements in Topic 842. The Company does not believe this guidance will have a material impact on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11 - Leases (Topic 842): Targeted Improvements. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of nonlease components from lease components. Specifically, the ASU provides: (1) an optional transition method that entities can use when adopting ASC 842 and (2) a practical expedient that permits lessors to not separate nonlease components from the associated lease component if certain conditions are met. For entities that have not adopted Topic 842 before the issuance of this Update, the effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Update 2016-02. For entities that have adopted Topic 842 before the issuance of this Update, the transition and effective date of the amendments in this Update are as follows: 1) The practical expedient may be elected either in the first reporting period following the issuance of this Update or at the original effective date of Topic 842 for that entity. 2) The practical expedient may be applied either retrospectively or prospectively. All entities, including early adopters, that elect the practical expedient related to separating components of a contract in this Update must apply the expedient, by class of underlying asset, to all existing lease transactions that qualify for the expedient at the date elected. The Company does not believe this guidance will have a material impact on its consolidated financial statements.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

5.	PREPAID EXPENSES

Prepaid expenses consisted of prepaid rent for our US company and other prepaid expenses and security deposit for Arki Network as of December 31, 2018 and 2017, respectively.

6.	LOANS RECEIVABLE, NET

The monthly interest rates on loan issued at 2% and range from 8% to 30% for the years ended December 31, 2018, and 2017, respectively. According to the outstanding contracts during the reporting period, the maturity terms are 3 months.

As of December 31, 2018 and 2017, loan receivables from third parties was $0 and $0, net of provision for loan losses of $0, and $0, respectively; loan receivables from related parties was $331,039 and $0, net of provision for loan losses of $3,344 and $0, respectively.

Loan receivables consisted of the following as of December 31, 2018 and 2017, respectively:

	December 31, 2018	December 31, 2017

Loans receivable – related parties	$334,383	$-
Allowance for loan losses	(3,344)	-

Loans receivable, net	$331,039	$-

The following table represents the aging of loan receivables as of December 31, 2018:

	1-29 days past due	30-59 days past due	60-89 days past due	Over 90 days past due	Total past due	Current	Total Loans
Loans receivables	$-	$-	$-	$334,383	$334,383	$-	$334,383

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss history, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance is calculated at portfolio-level since our loans portfolio is typically of smaller balance homogenous loans and is collectively evaluated for impairment.

Finally, as appropriate, the Company also considers individual borrower circumstances and the condition and fair value of the loan collateral, if any.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

6.	LOANS RECEIVABLE, NET (continued)

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance.

For the years ended December 31, 2018 and 2017, the allowance for loan losses were $3,344 and nil, respectively.

Loans with modified terms are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary below market rate reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired. There were no loans considered impaired at December 31, 2018 and 2017.

7.	OTHER RECEIVABLES

Other receivables consist of the following as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017

Advances to unrelated third-parties	$33,144	$28,736
Other deposits	2,400	2,400

Total	$35,544	$31,136

8.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Leasehold improvement	$67,187	$53,797
Office equipment	25,629	25,748
Furniture and fixtures	6,615	6,994
Motor vehicles	20,710	20,710
	$120,141	$107,249
Less: accumulated depreciation	(46,061)	(24,065)
Total property and equipment, net	$74,080	$83,184

For the years ended December 31, 2018 and 2017, depreciation expense from the continuing operations was $23,183 and $17,828, respectively.

9.	SHORT-TERM INVESTMENT

Short-term investment is highly liquid available-for-sale investment in accounts maintained with Industrial and Commercial Bank of China within the PRC.

	As of December 31,
	2018	2017
Short-term investment
Available-for-sale investment	$461,115	$719,855
Less: Redemption	(461,115)	(258,740)
Total short-term investments	$-	$461,115

Interest income earned from the short-term investments for the years ended December 31, 2018 and 2017 was $22,677 and $4,509, respectively. Nil and nil unrealized gain were recognized for the years ended December 31, 2018 and 2017, respectively.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

10.	LOANS PAYABLE

Individuals can invest in loans that are offered through the Company’s marketplace and network. All the loans have maturities from six months to two years with interest rates varying from 4% to 54% per annum.

Loans payable consisted of the following as of December 31, 2018 and 2017:

	Remaining	December 31,	December 31,
Interest rate	maturity	2018	2017
4%	Within 1 year	$103,223	$-
12%	Within 1 year	202,084	-
13%	Within 1 year	45,069	15,370
14%	Within 1 year	2,908	158,316
18%	Within 1 year	799,610	-
40 - 54%	Within 1 year	3,711,654	1,019,064
40 - 54%	Between 1 to 2 years	1,221,226	2,906,562
		$6,085,774	$4,099,312

	Current portion	$4,864,548	$1,192,750
	Non-current portion	$1,221,226	$2,906,562

The Company has loans payable to related parties of $3,887,569 and $2,499,244, and loans payable to third parties of $2,198,205 and $1,600,068 as of December 31, 2018 and 2017, respectively. For the years ended December 31, 2018 and 2017, the Company recorded $3,641,001 and $1,801,986 on the interest expenses, respectively.

11.	PAYABLE TO SHAREHOLDER

Caesar Capital Management Ltd. (“Caesar”) a shareholder of the Company, advanced $117,767 and $ 117,767 to the Company as of December 31, 2018 and 2017, respectively. The loans were borrowed by the Company for operating purposes, without collateral, and were due between July 2013 to November 2013, with an annual interest rate of 6%. On July 1, 2013, the Company entered into an agreement with Caesar Capital Management Ltd. which amended the maturity date for all the existing loans between the Company and Caesar Capital Management Ltd. The loans became due on demand and are non-interest bearing.

12.	DISCONTINUED OPERATIONS

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-1E to be classified as held for sale. When all of the criteria to be classified as held for sale are met, including management, having the authority to approve the action, commits to a plan to sell the entity, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as a component of net income (loss) separate from the net income (loss) of continued operations in accordance with ASC 205-20-45.

Disposal of Yin Hang

On December 1, 2016, the Company through its variable interest entity, America Arki Network Service Beijing Co., Ltd entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd, a company established under the laws of People’s Republic of China. Pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock. Pursuant to the terms of the Agreement, all Acquisition Shares shall be locked up for one year upon issuance and Yin Hang’s investor may sell up to 2% of the Acquisition Shares after such lock-up period. Further to the supplementary agreement dated March 28, 2017, as a payment for the assisting with the acquisition, the Company also issued 320,000 additional shares of the Common Stock to a third party, Yu Yang.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

12.	DISCONTINUED OPERATIONS (continued)

Disposal of Yin Hang (continued)

On August 31, 2017, Arki Network and Yin Hang entered into a Supplementary Agreement and mutually agreed to terminate the Share Exchange Agreement, effective immediately, because companies in the financial information industry are not permitted to be controlled by foreign companies outside of China. As a result of the termination, Yin Hang shall no longer be consolidated in the Company’s financial statements as of September 1, 2017. As of December 31 2017, the results of operations of Yin Hang are reflected in the Company’s consolidated financial statements as “discontinued operations.”

The disposal represents a strategic shift and has a major effect on the Company’s results of operations. The disposed entities are accounted as discontinued operations in the consolidated financial statements for the year ended December 31, 2017. A loss of $5,127,174 was recognized on the disposal, which is determined based on the excess of assets over liabilities in the same amount.

The significant items included discontinued operations are as follow:

	For the Years Ended December 31,
	2018	2017

Revenue	$-	$2,246,767
Cost of revenue	-	(8,066)
Operating expenses	-	(845,420)
Interest expense	-	(32)
Other income	-	1,155,815
Loss on disposal of Yin Hang	-	(5,127,174)

Loss from discontinued operations before income taxes	$-	$(2,578,110)
Provision for income taxes	-	(348,313)

Loss from discontinued operations	$-	$(2,926,423)

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

13.	NONCONTROLLING INTEREST

As of December 31, 2018 and 2017, non-controlling interest of Arki Capital of $(2,840,314) and $(1,260,676), respectively, was recognized in the Company’s consolidated balance sheets, representing Arki Capital’s cumulative results of operations attributable to shareholders other than CCG Group.

For the years ended December 31, 2018 and 2017, respectively, a $1,579,638 and a $1,039,536 net loss, respectively, attributable to the noncontrolling interest of Arki Capital was recognized in the Company’s consolidated statements of comprehensive loss, representing Arki Capital’s net income attributable to shareholders other than CCG Group.

14.	INCOME TAXES

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

United States

Consumer Capital Group Inc. was incorporated in United States, and is subject to corporate income tax rate of 21%.

The People’s Republic of China (PRC)

Arki (Beijing) E-commerce Technology Corp., America Pine (Beijing) Bio-Tech, Inc., America Arki (Fuxin) Network Management Co. Ltd., America Arki Network Service Beijing Co. Ltd., America Arki (Tianjin) Capital Management Partnership and Arki (Tianjin) E-Commerce Ltd. were incorporated in the People’s Republic of China and subject to PRC income tax at 25%. The Company did not generate taxable income in the People’s Republic of China for the years ended December 31, 2018 and 2017 respectively.

Yin Hang Financial Information Service (Shanghai) Co., Limited was incorporated in the People’s Republic of China and subject to PRC income tax at 25%.

The new EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous income tax regulations.

The income tax laws of various jurisdictions in which the Company and its subsidiaries operate are summarized as follows:

	For the Years Ended December 31,
	2018	2017

Tax expense at statutory rate US	21%	34%
Foreign income not recognized in the U.S.	(21)%	(34)%

PRC enterprise income tax rate	25%	25%
Changes in valuation allowance and others	(25)%	(25)%

Effective income tax rates	-	-

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

14.	INCOME TAXES (continued)

Loss before income taxes from continuing operations consists of:

	For the Years Ended December 31,
	2018	2017

Non-PRC	$(90,759)	$(105,628)
PRC	(3,472,208)	(3,595,776)

Total	$(3,562,967)	$(3,701,404)

The principal components of the Company’s deferred income tax assets and liabilities are as follows:

	December 31, 2018	December 31, 2017

Deferred tax assets:
Accrued interest payable	$21,839	$23,089
Accruals	32,546	34.409
Provision for loan losses	19,372	-

Total	$73,757	$57,498
Less: Valuation allowance	(73,757)	(57,498)
Total deferred tax assets, net	$-	$-

	December 31 2018	December 31, 2017

Deferred tax liabilities:
Accrued interest receivable	$34,516	$36,232
Accrued interest payable	44716	47,275
Total deferred liabilities	$79,232	$83,507

As of December 31, 2018 and 2017, the Company has a deferred tax asset of $0 and $0, and a deferred tax liability of $79,232 and $83,507 resulting from certain net operating losses in the PRC, respectively. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. As of December 31, 2018, the Company does not have sufficient operations to generate taxable income in Arki E-Commerce, America Pine, America Arki, Arki Network, Arki Capital and Arki Tianjin Network to conclude that it is more-likely-than-not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance has been provided for the full value of the deferred tax asset. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance. Should Arki E-Commerce, America Pine, Arki Network, Arki Capital and Arki Tianjin E-Commerce have sufficient operation to generate taxable income in future periods with a supportable trend; the valuation allowance will be reduced accordingly. As of December 31, 2018 and 2017, the valuation allowance was $73,757 and $57,498, respectively. $16,259 and 42,124 of increase in the valuation allowance for each of the years ended December 31, 2018 and 2017, respectively.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

15.	RELATED PARTY TRANSACTIONS

a)	Related parties:

Name of related parties	Relationship with the Company

Mr. Jianmin Gao	Stockholder, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company
Mr. Fei Gao	Stockholder, Director and Chief Operating Officer
Mr. Dong Yao	Stockholder, Director and Chief Technology Officer
Ms. Lihua Xiao	Stockholder, Management of the Company
Mr. Hao Siheng	Stockholder, Son of Lihua Xiao
Beijing Daogao Trading Co. Ltd. (“Beijing Daogao”)	Ms. Lihua Xiao as the director of Beijing Daogao
Tianjin Jinjing Huizhi Network Technology Co. Ltd.	Mr. Dong Yao as the shareholder and director
Beijing Liujuxiang Shunxing Information Consulting Service Center	A related company controlled by non-controlling stockholder

b)	The Company had the following related party balances at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017

Due to related parties:
Mr. Jianmin Gao	$(20,324)	$(83,747)
Mr. Fei Gao	(136,33)	(6,980)
Mr Dong Yao	(869)	-
Beijing Daogao Trading Co. Ltd.	(26,169)	-

	$(183,700)	$(90,727)

As of December 31, 2018 and 2017, the amounts owed to related parties are without interest and due on demand, respectively.

c)	Loans receivable form related parties

	December 31,	December 31,
	2018	2017

Related companies of non-controlling stockholders	$334,383	$-
Allowance for loan losses	(3,344)

Total	$331,039	$-

Interest income derived from the loans receivable from related parties were $693,307 and $48,388 for the year ended December 31, 2018 and 2017, respectively. Fee income derived from the loans receivable from related parties were $346,654 and $0 for the year ended December 31, 2018 and 2017, respectively.

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

15.	RELATED PARTY TRANSACTIONS (continued)

d)	Loans payable to related parties

	December 31, 2018	December 31, 2017

Non-controlling stockholders	$3,230,433	$2,499,244
Related companies of non-controlling stockholders	657,136	-

	$3,887,569	$2,499,244

Interest expenses incurred on the loans payable to related parties were $2,482,626 and $1,100,486 for the year ended December 31, 2018 and 2017, respectively.

e)	Commission income received from related parties

	For the Years Ended December 31,
	2018	2017

Non-controlling stockholders	$250,029	$-
Related company of non-controlling stockholder	26,010	-

	$276,039	$-

f)	Consultancy fee paid to related parties

	For the Years Ended December 31,
	2018	2017

Tianjin Jinjing Huizhi Network Technology Co. Ltd.	$13,781	$-
Beijing Liujuxiang Shunxing Information Consulting Service Center	13,963	-

	$27,744	$-

CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(IN U.S. $)

16.	COMMITMENTS AND CONTINGENCIES

Operating Leases

As of December 31, 2018, the Company was obligated under non-cancellable operating leases minimum rentals as follows:

Year Ended December 31,

2019	$113,005
2020	113,005
2021	88,005
2022	4,417

Total	$318,432

The rent expense for the years ended December 31, 2018 and 2017 was $64,810 and $41,358, respectively.

Legal Proceedings

The Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

17.	CONCENTRATION OF CREDIT AND BUSINESS RISKS

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, loans receivable and other receivables. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates.

As of December 31, 2018 and 2017, substantially all of the Company’s cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. Management believes the credit risk on bank deposits is limited because the counterparties are banks with high credit-ratings assigned by international credit rating agencies, or state-owned banks in China.

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC and the United States of America. Balances at financial institutions or state owned banks within the PRC are not covered by insurance.

Non-performance by these institutions could expose the Company to losses for amounts in excess of insured balances. As of December 31, 2018 and 2017, we had no uninsured balances with the banks in U.S. As of December 31, 2018 and 2017, our bank balances in the PRC were $489,358 and $706,771, respectively, which are uninsured and subject to credit risk. We have not experienced nonperformance by these institutions.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of loans receivable from borrowers and the related accrued interest receivable. The aforementioned borrowers paid service fees and interest regularly according to the contract during the reporting period, and the Company believes that the default risk from these borrowers is low in the foreseeable future.

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective. The economy in the PRC has recently started to narrow.

On December 15, 2014, the Company entered into six-year agreements with the Chief Operating Officer, Mr. Fei Gao, for total compensation of approximately $2,655 (RMB 18,000) per month.

18.	SUBSEQUENT EVENT

On March 21 2019, the Company incorporated Arki Investment Consulting Ltd with a registered capital of RMB 200,000. Arki Investment Consulting Ltd is 100% owned by Arki Capital and is engaged in providing financial management consulting services and internet information services.